SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The McClatchy Company

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

March 31, 2004

To our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of The McClatchy Company on Wednesday, May 19, 2004, at 9:00 a.m. local time, in the Vizcaya Pavilion, located at 2019 21st Street, Sacramento, California 95818.

At this year’s meeting, you are being asked to: (i) elect directors for the coming year; (ii) approve McClatchy’s 2004 Stock Incentive Plan; and (iii) ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. The notice of meeting and proxy statement that follow this letter describe these items in detail. Please take the time to read these materials carefully.

Your Board of Directors unanimously believes that the three items proposed by the Board are in the best interests of McClatchy and its shareholders and recommends that you vote in favor of the proposals.

In addition to these items of business, at the meeting I will report to you on McClatchy’s financial position and results of operations and respond to comments and answer questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you vote by proxy and then attend the meeting and vote in person, your vote in person at the meeting will revoke votes by proxy previously submitted, and only your ballot will be counted for purposes of determining shareholder approval. If you are the beneficial owner of shares held through a broker or other nominee, you may vote in accordance with the instructions provided by your broker or nominee.

Thank you.

Sincerely,

Gary Pruitt

Chairman, President and Chief Executive Officer

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

THE McCLATCHY COMPANY

TO BE HELD MAY 14, 2003

To our Shareholders:

The annual meeting of shareholders of The McClatchy Company will be held on Wednesday, May 19, 2004, at 9:00 a.m. local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818, for the following purposes:

1.	To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal;

2.	To approve McClatchy’s 2004 Stock Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2004 fiscal year; and

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has chosen the close of business on March 22, 2004, as the record date to identify those shareholders entitled to notice of and to vote at the annual meeting. This notice, the attached proxy statement and the enclosed proxy card for the meeting are first being mailed to shareholders on or about March 31, 2004.

By Order of the Board of Directors

Karole Morgan-Prager, Corporate Secretary

March 31, 2004

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DIRECTED ON YOUR PROXY. THE SUBMISSION OF YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of The McClatchy Company, a Delaware corporation, with its principal executive offices at 2100 Q Street, Sacramento, California 95816. This proxy is for use at McClatchy’s 2004 Annual Meeting of Shareholders to be held on Wednesday, May 19, 2004, at 9:00 a.m. local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818.

This proxy statement contains important information regarding McClatchy’s 2004 Annual Meeting of Shareholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

As of the close of business on March 22, 2004, the record date, there were outstanding 19,989,945 shares of McClatchy’s Class A Common Stock and 26,339,147 shares of McClatchy’s Class B Common Stock. The Board of Directors is first sending this proxy statement and form of proxy to shareholders on or about March 31, 2004.

Classes of Stock and Voting Rights

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, the company is authorized to issue shares of two classes of Common Stock: Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share. Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the board of directors and to remove any director elected by the Class A shareholders. On all matters other than the election and removal of directors, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote.

Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders and to remove any director elected by the Class B shareholders. On all matters other than the election and removal of directors, each share of Class B Common Stock entitles the holder to one vote.

Form of Ownership

For each share that you own, regardless of the class from which it issues, your name or the name of someone appointed by you (for example, a broker or other nominee) appears in the company’s records as the owner of that share. If your name appears in the company’s records, you are considered the record owner of that share. If the name of someone appointed by you appears in the company’s records, you are considered the beneficial owner of that share. Because ownership status is determined by reference to a particular share, a shareholder who owns more than one share may be both a shareholder of record and a beneficial owner.

Methods of Voting

You may vote in person at the meeting or by proxy through the mail, by telephone or over the Internet.

Voting in Person at the Meeting

If you were the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on March 22, 2004, the record date, or if you hold a valid proxy from the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on the record date, you are entitled to attend the meeting and vote in person. Shareholders who attend the meeting and wish to vote in person will be provided with a ballot at the meeting.

If you plan to attend the meeting and vote in person, please be prepared to present photo identification for admittance. If you are the record owner of your shares, prior to granting you admission to the meeting, the company will verify your name against a list of record owners as of the close of business on the record date. If you are the beneficial owner of shares held through a broker or other nominee and wish to attend the meeting and vote in person, you will need to obtain a properly executed, valid proxy from your broker or nominee (the record owner), authorizing you to vote such shares. Please be prepared to present such a proxy for admittance. Similarly, if you are a proxy holder, please be prepared to present the properly executed, valid proxy that you hold.

Even if you plan to attend the meeting, the Board of Directors encourages you to complete, sign, date and submit a proxy card. You may revoke your proxy at any time prior to the close of voting at the meeting (see section entitled “Revoking Your Proxy” below). If you attend the meeting and vote in person, your completed ballot will revoke any proxies previously submitted.

Voting by Proxy

If you do not plan or are unable to attend the meeting and vote in person, you may still vote by authorizing another to vote on your behalf in accordance with your directions. If you are a record owner, you may vote by proxy in any or all of the methods described below. The proxy last executed by you and submitted prior to the close of voting at the meeting will revoke all previously submitted proxies.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors if you hold Class A shares; FOR each of the Class B nominees for director proposed by the Board of Directors if you hold Class B shares; FOR approval of McClatchy’s 2004 Stock Incentive Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

If you are the beneficial owner of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares. Your broker or nominee might send you, for example, a voting instruction card, similar to the company’s proxy card, to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the Internet.

Voting by Mail.    By completing, signing, dating and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is a likely indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet.    To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Revoking Your Proxy

You may revoke your proxy at any time prior to the close of voting at the meeting by doing any one of the following:

•	complete, sign, date and submit another proxy (a properly executed, valid proxy will revoke any previously submitted proxies);

•	provide written notice of the revocation to McClatchy’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which under McClatchy’s bylaws is the number of shares sufficient to constitute a majority of the outstanding voting power of McClatchy common stock as of the record date, must be present in order to hold the meeting and to conduct business. In addition, with respect to the election of directors, at least one-third of the shares of each class of common stock (Class A and Class B) must be present to establish a quorum under the Delaware General Corporation Law. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by proxy, either through the mail, by telephone or over the Internet. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Votes Required for the Proposals

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The four nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The ten nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under the Delaware General Corporation Law and applicable New York Stock Exchange (“NYSE”) rules, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, with respect to proposals other than the election of directors, under the Delaware General Corporation Law and applicable NYSE rules, an abstention has the same effect as a vote against the proposal. With respect to the election of directors, abstentions will have no effect on the outcome of the proposal since director nominees are elected by a plurality of the votes cast by the applicable class of McClatchy common shareholders.

Broker Non-Votes

If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. The NYSE has issued new regulations prohibiting brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. Accordingly, all shares that you hold through a broker or other nominee who is an NYSE member organization will only be voted on Proposal 2 if you have provided specific voting instructions to your broker or other nominee to vote your shares on that proposal.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

Final voting results will be announced at the meeting and will be published in McClatchy’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2004, filed with the Securities and Exchange Commission. After the report is filed, you may obtain a copy by:

•	visiting our website at www.mcclatchy.com;

•	contacting our Investor Relations department at 1-916-321-1846; or

•	viewing our Quarterly Report on Form 10-Q for the second quarter of fiscal 2004 on the Securities and Exchange Commission’s website at www.sec.gov.

Proxy Solicitation Costs

McClatchy will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. McClatchy will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to McClatchy shareholders. Employees of McClatchy and its subsidiaries may also solicit proxies personally and by telephone. The expense for this would be nominal.

PROPOSALS

Item 1.    Election of Directors

Overview

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the board of directors. Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders. Only Class A shareholders are entitled to vote on the nominees for Class A director, and only Class B shareholders are entitled to vote on the nominees for Class B director.

Each nominee is presently a director of McClatchy. The directors elected will serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal. If any director nominee is unable or declines to serve as a director at the time of the meeting, the Board may, by resolution, provide for a lesser number of directors or designate a substitute director to fill the vacancy.

A brief biography for each nominee for director, grouped by class, appears below. Following the biographies of director nominees, the section entitled “Other Executive Officers” contains a brief biography for each of McClatchy’s non-director executive officers. Although the biographies of McClatchy’s non-director executive officers are presented under the section entitled “Proposals,” no action with respect to McClatchy’s non-director executive officers is sought from, or is to be taken by, the shareholders. The biographies of McClatchy’s non-director executive officers are presented under this section merely for convenient reference.

Voting Matters

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The four nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The ten nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

Abstentions will have no effect on the outcome of Proposal 1, since the director nominees are elected by a plurality of the votes cast by the applicable classes of McClatchy common shareholders.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted, as applicable based on the class or classes of shares you hold, FOR each of the Class A nominees for director proposed by the Board of Directors and/or FOR each of the Class B nominees for director proposed by the Board of Directors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Nominees for Class A Director

Elizabeth Ballantine, 55, has been a director of McClatchy since March 1998. Prior to joining the Board of Directors, Ms. Ballantine was a director of Cowles Media Company, a position she had held since 1993. Since 1999, Ms. Ballantine has been president of EBA Associates, a consulting firm. From 1993 to 1999 she was an attorney in the Washington, D.C. law firm of Dickstein, Shapiro, Morin and Oshinsky LLP. From 1990 until 1993, she worked as a private consultant advising clients on international business investments. Ms. Ballantine has also been an Adjunct Professor of History with George Washington University since 1991.

Leroy Barnes, Jr., 52, has been a director of McClatchy since September 2000. Mr. Barnes is Vice President and Treasurer of PG&E Corporation, a provider of electricity and natural gas, and has held this position since July 2001. From 1997 to 2001, Mr. Barnes was Vice President and Treasurer of Gap, Inc. From 1985 to 1997, Mr. Barnes was an executive at Pacific Telesis Group, the diversified telecommunications parent company of Pacific Bell, where he held positions as Assistant Treasurer, Division General Manager, and Vice President and Chief Financial Officer of PacTel Corporation, Pacific Telesis’ unregulated subsidiary. Mr. Barnes serves on the board of directors of Longs Drug Stores Corporation. He is a member of the Board of the California Endowment.

S. Donley Ritchey, 70, has been a director of McClatchy since July 1985. He retired from Lucky Stores, a diversified retail company, in 1986, where he was chief executive officer and chairman of its board of directors.

Mr. Ritchey currently is a director of SBC Communications, Inc., De La Salle Institute and the John Muir/Mt. Diablo Health System, and is managing partner of Alpine Partners, a family investment general partnership.

Maggie Wilderotter, 49, has been a director of McClatchy since January 2001. Ms. Wilderotter is Senior Vice President of World Wide Public Sector, at Microsoft Corporation, a position she has held since February 2004. From November 2002 to February 2004, she was Microsoft’s Senior Vice President, Business Strategy. From 1997 to 2002, she served as President, Chief Executive Officer and a director of Wink Communications, Inc., an interactive television technology company. From 1995 to 1997, Ms. Wilderotter was the Executive Vice President of National Operations and Chief Executive Officer of the Aviation Communications Division of AT&T Wireless Services, Inc., a provider of wireless communications services in the United States. Prior to her tenure at AT&T Wireless, Ms. Wilderotter was Senior Vice President of McCaw Cellular Communications, Inc. from 1991 to 1995 and Regional President of the California/Nevada/Hawaii Region. McCaw became AT&T Wireless upon AT&T’s acquisition of McCaw. Ms. Wilderotter serves on the boards of directors of Time Warner Telecom Inc., American Tower Corp., and Anixter International, Inc. Ms. Wilderotter is also a member of the board of trustees of the College of the Holy Cross.

Nominees for Class B Director

William K. Coblentz, 81, has been a director of McClatchy since March 1979. He is a senior partner in the San Francisco law firm of Coblentz, Patch, Duffy & Bass. He was a member of the board of directors of Pacific Telesis Group from 1976 to 1992 and is a member of the board of directors of the Central Valley Foundation, the Public Policy Institute of California and the Koret Foundation. From 1964 to 1980 Mr. Coblentz was a member of the University of California Board of Regents and served as chairman for two years.

Molly Maloney Evangelisti,1 51, has been a director of McClatchy since July 1995. She worked in various capacities for The Sacramento Bee from October 1978 to December 1996, including the oversight of special projects.

Larry Jinks, 75, has been a director of McClatchy since July 1995. He spent 37 years with Knight Newspapers and Knight-Ridder, Inc., a newspaper publishing company. During that time, he served as managing editor of The Miami Herald from 1966 to 1972, as executive editor of The Miami Herald from 1972 to 1976, as editor of the San Jose Mercury News from 1977 to 1981, as a corporate officer of Knight-Ridder from 1981 to 1989, and as publisher of the San Jose Mercury News from 1989 to 1994. He is a former member of the executive committee of the Media Management Center at Northwestern University and former chairman of the Knight Foundation’s Journalism Advisory Committee.

Joan F. Lane, 75, has been a director of McClatchy since March 1989. She is currently a Special Assistant to the Board of Trustees and to the President of Stanford University. She served on the board of directors of the James Irvine Foundation from 1990 to 2001 and the Brown Group, Inc. from 1985 to 1996. From 1984 to 1991, she was a trustee of the San Francisco Foundation. Mrs. Lane served as Special Assistant to the Dean of the School of Humanities and Sciences of Stanford University from 1982 to 1992. She was a member of the board of trustees of Smith College from 1978 to 1985 and chairman of the board from 1982 to 1985.

James B. McClatchy,1 83, is Publisher of McClatchy, having been elected to that position in July 1987. He served as the Chairman of the Board of Directors from April 1989 to May 1995 and from August 1980 to July 1987. Mr. McClatchy was a director of McClatchy from 1943 through 1965, was again elected a director in 1976 and has served in that capacity since that time. He is a former owner and publisher of several weekly newspapers

[1]	James B. McClatchy and William Ellery McClatchy are brothers. Kevin S. McClatchy is their nephew and Molly Maloney Evangelisti is their cousin.

in California and Nevada. He is a board member and past president of the Inter-American Press Association, past president and director of the French-American International School, and a director and president of the Central Valley Foundation. He is also an emeritus member of the board of directors of Valley Vision.

Kevin S. McClatchy,1 41, has been a director of McClatchy since September 1998. Since 1996, he has been the Managing General Partner and Chief Executive Officer of the Pittsburgh Pirates major league baseball team. From 1994 to 1995 he was President of the Northern California Sports Development Group and The Modesto A’s, a minor league baseball team. Mr. McClatchy held various positions with McClatchy from 1990 to 1994, including serving as Sales Director for The Newspaper Network, Inc., Advertising Director at the Amador Ledger Dispatch and Sales Representative for The Sacramento Bee.

William Ellery McClatchy,1 80, has been a director of McClatchy since March 1976 and Assistant Secretary since August 1980.

Theodore R. Mitchell, 48, has been a director of McClatchy since September 2001. He is President of Occidental College in Los Angeles, a position he has held since July 1999. Dr. Mitchell was vice president of education and strategic initiatives at the J. Paul Getty Trust from 1998 to 1999. Dr. Mitchell held various positions with the University of California, Los Angeles from 1992 to 1998, including serving as Vice Chancellor, Academic Planning and Budget, and Vice Chancellor for External Affairs. He served as Deputy to the President and to the Provost of Stanford University from 1991 to 1992. Prior to that time, he was a professor at Dartmouth College, where he also served as Chair of the Department of Education. Dr. Mitchell serves on the boards of directors of New Schools Venture Fund and the Gateway Learning Corporation.

Gary B. Pruitt, 46, has been Chief Executive Officer of McClatchy since May 1996 and President since May 1995. In May 2001, he was named McClatchy’s Chairman of the Board. He has been a director of McClatchy since July 1995. He served as Chief Operating Officer of McClatchy from 1995 to 1996. From 1994 to 1995, he served as Vice President, Operations and Technology of McClatchy. Prior to that time he was Publisher of The Fresno Bee from 1991 to 1994. He served McClatchy as Secretary and General Counsel from 1987 to 1991 and Counsel from 1984 to 1987. He currently serves as a member of the boards of directors of the Newspaper Association of America, the Associated Press, the James Irvine Foundation and the Mutual Insurance Company, Limited.

Frederick R. Ruiz, 60, has been a director of McClatchy since July 1993. Since 1998, he has been chairman of Ruiz Foods, Inc., a privately held frozen food company, and was President and Chief Executive Officer of that company from 1990 to 1998. Mr. Ruiz currently serves on the boards of directors of Gottschalks, Inc., Verdisys, the California Chamber of Commerce, the Hispanic College Fund and the Institute for Family Business. He is a member of the Business Advisory Council of California State University, Fresno.

Other Executive Officers

Peter M. CaJacob, 60, has been Vice President, Human Resources of McClatchy since December 1993. He joined McClatchy as its Director of Human Resources in 1990. From 1989 to 1990, he was director of human resources for the GenCorp Automotive Group and, prior to that time, held management positions in human resources with Aerojet General Corporation, an aerospace and defense contractor owned by GenCorp, and Whirlpool Corporation. Mr. CaJacob served on the board of directors of the Industrial Relations Bureau of the California Newspaper Publishers Association in 1990 and 1991. Mr. CaJacob will retire from McClatchy effective April 1, 2004. McClatchy has announced that Heather Fagundes will replace Mr. CaJacob as Vice President, Human Resources at that time.

[1]	James B. McClatchy and William Ellery McClatchy are brothers. Kevin S. McClatchy is their nephew and Molly Maloney Evangelisti is their cousin.

Heather L. Fagundes, 35, will become Vice President, Human Resources of McClatchy effective upon Mr. CaJacob’s retirement on April 1, 2004. Ms. Fagundes has been Director of Human Resources for McClatchy corporate since December 1996. Ms. Fagundes joined McClatchy in 1992 as a human resources generalist. Ms. Fagundes is the chairperson of the 2004 Sacramento Workplace Excellence Leaders Award Committee.

Christian A. Hendricks, 41, has been Vice President, Interactive Media of McClatchy since August 1999. He joined McClatchy in 1992 as Advertising Manager, Marketing for The Fresno Bee. From 1993 to 1994 he served as Marketing Director for The Fresno Bee. In 1994 he was named Manager of Technology for McClatchy. He held this position until 1996 when he was promoted to President and Publisher of Nando Media, McClatchy’s interactive publishing and software development operation, where he served until August 1999. Mr. Hendricks serves on the Newspaper Association of America New Media Federation Board.

Karole Morgan-Prager, 41, has been General Counsel and Corporate Secretary of McClatchy since July 1995 and was named Vice President in May 1998. From 1992 to 1995, she was Associate General Counsel of The Times Mirror Company. She was an associate with the law firm of Morrison & Foerster LLP from 1987 to 1992.

Patrick J. Talamantes, 39, has been Vice President, Finance, and Chief Financial Officer of McClatchy since April 2001. In addition, from April 2001 to December 2002, he served as McClatchy’s Treasurer. Prior to joining McClatchy, he was with Sinclair Broadcast Group, Inc., a television broadcasting company, from 1996 to 2001, and served the last two years as Chief Financial Officer. Mr. Talamantes was Treasurer of River City Broadcasting LP, a broadcasting company located in St. Louis, from 1995 to 1996, and spent nine years in various banking positions with Chemical Bank of New York.

Howard C. Weaver, 53, has been Vice President, News of McClatchy since April 2001. He joined McClatchy in 1979 and, in 1983, became editor of the Anchorage Daily News. From 1995 to 1996, he served as assistant to the president for new media strategies and, from 1996 to 2001, he was editor of the editorial pages at The Sacramento Bee. Mr. Weaver is a member of the American Society of Newspaper Editors and has six times served as a Pulitzer Prize juror. Mr. Weaver is on the board of visitors, John S. Knight Fellowships, Stanford University, and was founding co-chair of the Northern News Service, an international press cooperative of Arctic nations.

Robert J. Weil, 53, has been Vice President, Operations of McClatchy since September 1997, overseeing McClatchy’s operations in the Northwest and the Twin Cities of Minneapolis/St. Paul. He was named to this position after 17 years as a newspaper publisher. Mr. Weil joined McClatchy as Publisher of The Fresno Bee in 1994. From 1992 to 1994, he was President and Chief Operating Officer for Persis Media, a privately held company with newspapers in Washington and Tennessee. Mr. Weil held other senior management positions with Persis and Gannett Co. from 1973 to 1992. He currently serves on the board of directors of American Press Institute.

Frank R. J. Whittaker, 54, has been Vice President, Operations of McClatchy since September 1997, overseeing McClatchy’s operations in California and the Carolinas. Mr. Whittaker joined McClatchy as General Manager of The Sacramento Bee in 1985. From 1990 to 1997, he served as both President and General Manager of The Sacramento Bee. From 1972 to 1985, Mr. Whittaker served The Toronto Star newspaper in Canada in a variety of management positions, including director of strategic planning and circulation director. Mr. Whittaker is past president of the California Newspaper Publishers Association and serves on the board of the Audit Bureau of Circulations, the Sacramento Regional Foundation, and the Graduate School of Management at the University of California, Davis. In November 2002, Mr. Whittaker was named Treasurer of the Audit Bureau of Circulations.

Item 2.    Approval of McClatchy’s 2004 Stock Incentive Plan

Overview

We are asking our shareholders to approve the 2004 Stock Incentive Plan (the “Incentive Plan”) so that we may use the Incentive Plan to achieve our goal of attracting and retaining talented personnel and also receive a federal income tax deduction for certain compensation paid under the Incentive Plan. Our Board of Directors has approved the 2004 Stock Incentive Plan, subject to approval of our shareholders at the Annual Meeting, and delegated to the Compensation Committee of the Board of Directors (the “Committee”) the authority to administer the Incentive Plan. The Incentive Plan replaces our Amended and Restated 1994 Stock Option Plan (the “1994 Plan”), which expired by its terms in January 2004.

Description of the Incentive Plan

The following paragraphs provide a summary of the principal features of the Incentive Plan and its operation. The Incentive Plan is set forth in its entirety as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the Incentive Plan.

Background and Purpose of the Incentive Plan

The Incentive Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) unrestricted stock, (5) stock units and (6) dividend equivalent rights (individually, an “Award”). The Incentive Plan is intended to enhance McClatchy’s ability to attract and retain highly qualified officers, directors and employees, to motivate such individuals to serve McClatchy and to expend maximum effort to improve the business results of McClatchy, and to provide such individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future success of McClatchy.

Administration of the Incentive Plan

The Incentive Plan is administered by the Committee, the members of which are “independent” under the NYSE listing standards as currently in effect. Members of the Committee generally must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (so that McClatchy is entitled to receive a federal tax deduction for certain compensation paid under the Incentive Plan) and must meet such other requirements established by the Securities and Exchange Commission in order for the Incentive Plan to qualify for exemption under Rule 16b-3. (For the Incentive Plan to qualify for exemption under Rule 16b-3, members of the Committee must be “non-employee directors.”) Notwithstanding the foregoing, the Board of Directors also may appoint one or more separate committees to administer the Incentive Plan with respect to employees who are not officers or directors of McClatchy.

Subject to the terms of the Incentive Plan, the Committee has full power and authority to take all actions and make all determinations necessary to administer and implement the Incentive Plan, including, but not limited to, selecting the individuals who will receive Awards, determining the terms and conditions of Awards (for example, the exercise price and vesting schedule), making awards in substitution or exchange for any other award granted under another McClatchy equity compensation plan and requiring as a condition to the grant of new Awards that individuals return awards previously granted.

A total of 3,000,000 shares of McClatchy common stock (“Shares”) is authorized for issuance under the Incentive Plan. If an Award is forfeited or terminates without delivery of some or all of the covered Shares, the unvested or canceled Shares will be returned to the pool of available Shares reserved for issuance under the Incentive Plan. If the purchase or exercise price of an Award is paid, or if any applicable tax withholding is satisfied, by the tender or withholding of Shares, the pool of available Shares will be reduced only by the net number of Shares issued. Also, if McClatchy experiences a stock dividend, reorganization or other change in its capital structure, the Committee will adjust the number of Shares available for issuance under the Incentive Plan, the outstanding Awards and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees, officers and directors who will be granted Awards under the Incentive Plan. The actual number of individuals who will receive an Award under the Incentive Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Incentive Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not McClatchy, to more favorable tax treatment). The Committee also will determine the number of Shares covered by each option. An individual will be able to profit from an option only if the fair market value of the stock increases above the exercise price.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than par value. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of McClatchy stock or any of its subsidiaries (a “Ten Percent Shareholder”). The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options become exercisable at the times and on the terms established by the Committee; provided, however, that no option has a term of more than 10 years (such term to be limited to 5 years in the case of an incentive stock option granted to a Ten Percent Shareholder). The Committee may provide, for example, for (1) accelerated exercisability in the event of death, disability or another event, (2) expiration of an option prior to its term in the event of the termination of the participant’s service, (3) immediate forfeiture upon termination of service for cause or (4) unvested options to be exercised subject to a right of repurchase.

The exercise price of each option granted under the Incentive Plan must be paid in full at the time of exercise. The exercise price may be paid in any form as determined by the Committee, including, but not limited to, cash, surrender of shares that, if acquired from McClatchy, have been held for at least six months, or pursuant to a cashless exercise program. Additionally, the minimum number of Shares with respect to which an option may be exercised, in whole or in part at any one time, is 100 Shares, or such lesser number of Shares as to which the option may then be exercisable.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) are awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which McClatchy’s stock price exceeds the exercise price. The exercise price will be set on the date of grant, but can vary in accordance with a predetermined formula. An individual will be able to profit from an SAR only if the fair market value of the stock increases above the exercise price.

The Committee determines the terms and conditions of an SAR, including, but not limited to, when an SAR may be exercised (including the achievement of performance goals and/or future service requirements), the exercise price, the time or times an SAR will cease to be exercisable and the method and forms of settlement (cash, Shares or some other form).

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. To the extent required by applicable law, a participant is required to purchase the Shares at a price equal to the greater of (1) the aggregate par value of the covered Shares and (2) the price determined by the

Committee. The purchase price may be paid in a form determined by the Committee, including, but not limited to, cash, surrender of shares that, if acquired from the McClatchy, have been held for at least six months, or by consideration for past services rendered. Upon termination of service, unvested Shares of restricted stock generally will be forfeited. The Committee may require that any dividends paid on restricted stock be reinvested in Shares, which may or may not be subject to the same vesting criteria as the underlying Shares of restricted stock.

Stock Units

Awards of stock units entitle the participant to receive Shares (or payment in some other form determined in the discretion of the Committee) at some later time, as determined by the Committee. Awards of stock units vest in accordance with the terms and conditions established by the Committee, and upon termination of service, unvested stock units generally will be forfeited. In the event of a dividend, a participant may be entitled to receive a cash payment for each stock unit held equal to the per-Share dividend price, if so determined by the Committee at the time of grant. The Committee also may require that any dividend payments be deemed reinvested in additional stock units, based on the per-Share fair market value at the time the dividend is paid.

Unrestricted Stock

The Committee may grant (or sell at par value or any higher price) a participant Shares free of any restrictions; provided, however, that the total number of Shares of unrestricted stock granted under the Incentive Plan may not exceed 100,000 in the aggregate. These Shares of unrestricted stock may be granted or sold for any consideration as determined by the Committee, including, but not limited to, past services or in lieu of cash compensation due to the participant.

Dividend Equivalent Rights

A dividend equivalent right is an Award that entitles a participant to receive credits based on cash distributions that would have been paid on the Shares covered by the Award if the Shares had actually been owned by the participant. Credits may be paid to the participant (in the form of cash, Shares or a combination thereof as determined by the Committee), or credits may be deemed invested in additional Shares, based on the per-Share fair market value on the date of reinvestment, which will accrue additional dividend equivalents.

The Committee will determine the terms and conditions of any award of dividend equivalent rights, but dividend equivalent rights may only be granted as a component of another type of Award (the “Associated Award”). The terms of a dividend equivalent right generally will provide that the right will be settled upon exercise, settlement or payment of, or lapse of restrictions on, the Associated Award, and that the dividend equivalent right will expire or be forfeited under the same conditions as the Associated Award.

Award Limits

No individual may be granted options covering more than 300,000 Shares in any one calendar year. Additionally, the total number of shares covered by Awards other than options granted to any one individual in a calendar year may not exceed 300,000 Shares.

Performance Goals

The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. The performance goals may be based on any business criteria that the Committee deems appropriate. However, for purposes of qualifying an award as “performance-based” compensation under Section 162 of the Internal Revenue Code, one or more of the following performance goals must apply: operating cash flow, operating cash flow as a percentage of revenue, revenue, operating income, operating income as a percentage of revenue, pretax income, pretax income as a percentage of net income, net income as a percentage of revenue and/or circulation, total shareholder return, such total shareholder return as compared to total return (on a comparable basis) of publicly available index such as, but not limited, the Standard & Poor’s 500 Stock Index, earnings per share, pre-tax earnings per share, return on equity, return on capital, return on investment, working capital and ratio of debt to shareholders’ equity. Goals may apply to McClatchy, on a consolidated basis, or to specified subsidiaries or business units (except with respect to total shareholder return and earnings per share criteria).

Awards to be Granted to Certain Individuals and Groups

Subject to the terms of the Incentive Plan, the number of Awards (if any) that an individual may receive under the Incentive Plan is in the discretion of the Committee and therefore cannot be determined in advance. As a result, our directors and executive officers have an interest in this proposal. However, because no awards have been made under the Incentive Plan, the table below sets forth, as an example, the following information with respect to the awards made during the last fiscal year under the 1994 Plan, which is being replaced by the Incentive Plan: (1) the total number of Shares subject to options granted to all executive officers, as a group, and all employees who are not executive officers, as a group, during the last fiscal year, and (2) the average per Share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Pruitt, Gary B. Chairman, President and Chief Executive Officer	100,000	$67.31
Weil, Robert Vice President, Operations	32,000	67.31
Whittaker, Frank R. J. Vice President, Operations	32,000	67.31
Talamantes, Patrick Vice President, Finance, and Chief Financial Officer	26,000	67.31
Morgan-Prager, Karole Vice President, General Counsel	16,000	67.31
Weaver, Howard Vice President, News	16,000	67.31
All executive officers, as a group	238,000	67.31
All directors who are not executive officers, as a group	0	0
All employees who are not executive officers, as a group	308,500	67.11

Limited Transferability of Awards

Awards granted under the Incentive Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and to McClatchy of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options and Stock Appreciation Rights

No taxable income is reportable when a nonqualified stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares over the exercise price. Any additional gain or loss recognized upon any later disposition of the Shares will be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock

A participant will not have taxable income upon grant of restricted stock unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares received minus any amount paid for the Shares. Any additional gain or loss upon disposition of the Shares will be capital gain or loss.

Unrestricted Stock

A participant will recognize ordinary income upon purchase (or grant if Shares are not sold to the participant) equal to the excess of the fair market value over the purchase price. Any additional gain or loss upon disposition of the Shares will be capital gain or loss.

Stock Units and Dividend Equivalent Rights

A participant will not have taxable income upon grant. Instead, he or she will recognize ordinary income at the time the stock units or dividend equivalent rights are paid to him or her. If units or rights are settled in the form of Shares, a participant’s basis for determining capital gain or loss upon subsequent disposition will be the fair market value of the Shares on the date the units or rights are paid to the participant.

Tax Effect for McClatchy

McClatchy generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our five most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, McClatchy can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include shareholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting McClatchy to receive a federal income tax deduction in connection with such Awards.

Change of Control

Unless the Committee determines otherwise at the time an Award is granted, upon a change of control of McClatchy, all outstanding options, stock appreciation rights, Shares of restricted stock and stock units will be deemed to have vested and all restrictions and conditions will be deemed to have lapsed. Additionally, the Board of Directors will (1) cancel outstanding Awards and pay or deliver appropriate consideration, in the form of cash or Shares, to reflect the value and appreciation of the Award or (2) provide for the assumption and continuation of, or substitution for, outstanding Awards.

Amendment and Termination of the Incentive Plan

The Board generally may amend or terminate the Incentive Plan at any time and for any reason. Amendments will be contingent on shareholder approval if required by applicable law, stock exchange listing requirements or if so promised by the Board. By its terms, the Incentive Plan automatically will terminate in 2014.

Summary

We believe that the terms of the Incentive Plan are reasonable and customary and that approval of the Incentive Plan is essential to our continued success. Awards such as those provided under the Incentive Plan constitute an important incentive and help us to attract and retain officers, directors and employees whose skills and performance are critical to our success.

Voting Matters

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under the Delaware General Corporation Law and applicable NYSE rules, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, under the Delaware General Corporation Law and applicable NYSE rules, an abstention has the same effect as a vote against the proposal.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you hold your shares in your own name and you do not provide voting directions, your shares will be voted FOR approval of McClatchy’s 2004 Stock Incentive Plan.

If you hold your shares through a broker or other nominee and you do not instruct them on how to vote on this proposal, your broker or nominee will not have authority to vote your shares if your broker or nominee is an NYSE member organization.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

McCLATCHY’S 2004 STOCK INCENTIVE PLAN.

Item 3.    Ratification of Deloitte & Touche LLP as McClatchy’s Independent Auditors

Overview

The Audit Committee of the Board of Directors has appointed, subject to ratification by the shareholders, Deloitte & Touche LLP as independent auditors for the fiscal year ending December 26, 2004. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

Fees billed to McClatchy by Deloitte & Touche LLP

The following table shows the fees paid or accrued by McClatchy for the audit and other services provided by Deloitte & Touche LLP for fiscal 2002 and 2003.

	2003	2002
Audit Fees(1)	$500,000	$475,000
Audit-Related Fees(2)	192,213	99,838
Tax Fees(3)	85,646	122,551
All Other Fees	0	0

Total	$777,859	$697,389

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services, including those associated with Section 404 of the Sarbanes-Oxley Act of 2002.
(3)	Tax fees for fiscal 2003 and 2002, respectively, consisted primarily of $24,500 and $59,046 for tax compliance and $61,146 and $63,505 for tax advice and tax planning.

In considering the services provided by Deloitte & Touche, the Audit Committee discussed the nature of the services with the independent auditors and management and determined that the services were compatible with the provision of independent audit services permitted under the rules and regulations of the SEC and the Sarbanes-Oxley Act of 2002. All of the fees paid or accrued reflected in the table above were paid or accrued in connection with engagements that were approved according to the Audit Committee’s pre-approval policy described below.

Audit Committee Pre-approval Policy

All audit and permissible non-audit services provided to McClatchy by Deloitte & Touche are pre-approved by the Audit Committee, or subject to the procedure established by the Audit Committee, by the Chairman of the Audit Committee if the fees for services involved are less than $50,000.

Voting Matters

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under the Delaware General Corporation Law and applicable NYSE rules, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, under the Delaware General Corporation Law and applicable NYSE rules, an abstention has the same effect as a vote against the proposal.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS McCLATCHY’S INDEPENDENT AUDITORS.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence

The Board has determined that each of the current directors standing for re-election, other than Gary Pruitt, Chairman, President and Chief Executive Officer, James B. McClatchy and William Ellery McClatchy, has no material relationship with the Company and is “independent” within the meaning of the NYSE listing standards, as currently in effect. In evaluating the independence of Molly Maloney Evangelisti and Kevin S. McClatchy, the Board took into consideration that they are, respectively, the cousin and nephew of James B. McClatchy, McClatchy’s Publisher. The Board also considered, among other things, the overall nature of these familial relationships and that each of them lives in a separate household, and concluded that these relationships were not material with respect to the independence of Molly Maloney Evangelisti or Kevin McClatchy as directors of McClatchy. Furthermore, the Board has determined that each of the members of the Audit Committee, the Compensation Committee, the Committee on the Board and the Nominating Committee is “independent” within the meaning of the NYSE listing standards, as currently in effect.

Board Structure and Committee Composition

As of the date of this proxy statement, the Board has 14 directors and the following five committees: (1) Audit Committee, (2) Compensation Committee, (3) Committee on the Board, (4) Nominating Committee and (5) Pension and Savings Plans Committee. The membership and function of these committees are described below. Each committee operates under a written charter that has been approved by the Board. These charters are available on our website at www.mcclatchy.com. In addition, the Audit Committee charter is included as Appendix B to this proxy statement.

The Board of Directors met seven times during fiscal 2003. No director attended fewer than 75% of the aggregate number of meetings of the board and any committee on which such director served, with the exception of Kevin McClatchy, who attended 56% of the meetings, and William Coblentz and Maggie Wilderotter, who each attended 73% of the meetings. Directors are encouraged to attend the annual meetings of McClatchy shareholders. Thirteen directors attended the last annual meeting of shareholders.

Compensation Committee

William K. Coblentz serves as the chairperson and Molly Maloney Evangelisti, Larry Jinks, S. Donley Ritchey and Maggie Wilderotter serve as members of the Compensation Committee. The Compensation Committee reviews and approves goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives. The Compensation Committee determines the compensation of the CEO and the other executive officers, administers McClatchy’s incentive compensation and equity-based plans, prepares the Compensation Committee report for inclusion in the annual proxy statement, and annually reviews the Compensation Committee charter and the Committee’s performance. The Compensation Committee held four meetings during fiscal 2003. The report of the Compensation Committee is included in this proxy statement beginning on page 28.

Audit Committee

S. Donley Ritchey serves as the chairperson and Leroy Barnes, Jr., Larry Jinks, Joan F. Lane, and Frederick R. Ruiz serve as members of the Audit Committee. The Audit Committee has been established in accordance with Section 10A(m)(1) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Among other things, the Audit Committee appoints, evaluates and determines the compensation of McClatchy’s independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews McClatchy’s disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on McClatchy’s financial statements; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews the Audit Committee charter and the Committee’s performance. The Audit Committee works closely with management and oversees McClatchy’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from McClatchy for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held twelve meetings during fiscal 2003. The report of the Audit Committee is included in this proxy statement on page 33.

Committee on the Board

Joan F. Lane serves as the chairperson and Elizabeth Ballantine, Leroy Barnes, Jr., William K. Coblentz, Molly Maloney Evangelisti, Larry Jinks, Kevin S. McClatchy, and Dr. Theodore R. Mitchell serve as members of the Committee on the Board. The Committee on the Board advises the Board of Directors with respect to corporate governance issues and such other matters relating to directors as may be deemed appropriate, including development of corporate governance principles applicable to McClatchy, evaluation of the composition and organization of the Board of Directors and its committees, and recommendation of qualifications, expertise and characteristics for potential Board members. The Committee on the Board annually reviews its charter and the Committee’s performance. The Committee on the Board held one meeting during fiscal 2003.

Nominating Committee

Larry Jinks serves as the chairperson and Elizabeth Ballantine, Dr. Theodore R. Mitchell and S. Donley Ritchey serve as members of the Nominating Committee. The Nominating Committee conducts searches and evaluates and proposes nominees for election to the Board based on criteria approved by the Board. The Nominating Committee evaluates and recommends the proposal for the board slate for election by the shareholders and will consider recommendations from shareholders for director candidates, as described below. The Nominating Committee annually reviews its charter and the Committee’s performance. The Nominating Committee held no meetings during fiscal 2003.

Pension and Savings Plans Committee

Leroy Barnes, Jr. serves as the chairperson and Joan F. Lane, Kevin S. McClatchy, Dr. Theodore R. Mitchell and Gary B. Pruitt serve as members of the Pension and Savings Plans Committee. The Pension and Savings Plans Committee reviews McClatchy’s pension funding policy and objectives, monitors the investment of the assets in McClatchy’s 401(k) and Pension Plans, and recommends appropriate related action to the Board of Directors. The Pension and Savings Plans Committee annually reviews its charter and the Committee’s performance. The Pension and Savings Plans Committee held two meetings during fiscal 2003.

Consideration of Director Nominees

Shareholder Nominees

Any shareholder nominations proposed for consideration by the Nominating Committee for Board membership should include the nominee’s name and qualifications and should be addressed to:

Corporate Secretary

The McClatchy Company

2100 Q Street

Sacramento, CA 95816

Director Qualifications

Under McClatchy’s Corporate Governance Guidelines, which are available on our website at www.mcclatchy.com, the Committee on the Board is responsible for reviewing with the Board the appropriate skills and characteristics of Board members, as well as the composition of the Board as a whole. Under these criteria, Board candidates should demonstrate high ethical standards, capacity for leadership and broad business or professional experience. In assessing a candidate, the Nominating Committee will consider skills, diversity, age, independence and experience in areas such as operations, journalism, finance, interactive media, marketing and the general needs of the Board.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event vacancies are anticipated or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at meetings of the Nominating Committee and may be considered at any point during the course of the year. The Nominating Committee will consider properly submitted nominees of shareholders, as discussed above. The nominees standing for election at the 2004 annual meeting were recommended by the Nominating Committee in early 2004.

Executive Sessions

Executive sessions of non-management directors are held at least three times per year, as scheduled by the non-management director chairing the sessions. In addition, at least once each year, the independent directors meet in executive session. On an annual basis, the Committee on the Board will select one of the Board committee chairs to preside at these sessions. In 2004, the executive sessions will be scheduled and chaired by the Chair of the Committee on the Board. Any non-management director may request that an additional executive session be scheduled.

Communication with the Board

Individuals may communicate with the Board by addressing correspondence to:

The Board of Directors

The McClatchy Company

c/o Corporate Secretary

2100 Q Street

Sacramento, CA 95816

All communication received will be reviewed and processed by the Corporate Secretary and communicated to the Board of Directors as appropriate. If you wish to contact only non-management directors, please direct correspondence to the Chair of the Committee on the Board at the address above.

PRINCIPAL SHAREHOLDERS

Class A Common Stock

The following table shows information about the beneficial ownership of shares of Class A Common Stock as of March 22, 2004, by each director and nominee for director; McClatchy’s chief executive officer; each of McClatchy’s five most highly compensated executive officers other than the chief executive officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class A Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. All shares of Class A Common Stock subject to options exercisable within 60 days following the record date are deemed beneficially owned by the person holding those options. Also, each holder of Class B Common Stock is deemed to be the beneficial owner of the same number of shares of Class A Common Stock under the Securities and Exchange Commission rules, on the basis that he or she has the right, subject to the terms of the shareholders’ agreement discussed later in this proxy statement, to convert Class B Common Stock into Class A Common Stock. See the section entitled “Agreement Among Class B Shareholders.” For purposes of calculating the percentage of outstanding shares of Class A Common Stock beneficially owned by each shareholder, the shares of Class A Common Stock deemed to be owned by each shareholder because of his or her ownership of either Class B Common Stock or options to acquire Class A Common Stock are treated as outstanding only for that shareholder. As a result, the column showing the percentage of deemed beneficial ownership of Class A Common Stock does not necessarily reflect the beneficial ownership of Class A Common Stock actually outstanding as of the close of business on the record date.

Directors and Nominees for Director; Named Executive Officers; Directors and Executive Officers as a Group; Beneficial Owners of More than 5% of Total Shares of Class Outstanding(1)	Number of Shares of Class A Common Stock		Deemed Beneficial Ownership of Class A Common Stock
			Number of Shares of Class A Common Stock	Percent of Class
James B. McClatchy	64,000		14,975,499	42.9%
William K. Coblentz	27,125	(2)	13,147,120	39.7%
William Ellery McClatchy	4,625	(3)	12,954,152	39.3%
Gary B. Pruitt	314,022	(4)	12,814,022	39.1%
Molly Maloney Evangelisti	112,552	(5)	5,575,052	21.9%
Brown McClatchy Maloney	6,300		5,190,740	20.6%
Kevin S. McClatchy	8,875	(6)	916,370	4.4%
Elizabeth Ballantine	65,547	(7)	65,547	*
Robert J. Weil	73,948	(8)	73,948	*
Frank R. J. Whittaker	71,481	(9)	71,481	*
Karole Morgan-Prager	57,561	(10)	57,561	*
Howard Weaver	37,326	(11)	37,326	*
Patrick J. Talamantes	33,871	(12)	33,871	*
Frederick R. Ruiz	23,125	(13)	23,125	*
S. Donley Ritchey	17,725	(14)	17,725	*
Joan F. Lane	16,375	(15)	16,375	*
Larry Jinks	15,750	(16)	15,750	*
Leroy Barnes, Jr.	3,875	(17)	3,875	*
Maggie Wilderotter	3,875	(18)	3,875	*
Theodore R. Mitchell	2,000	(19)	2,000	*
Private Capital Management	6,132,943	(20)	6,132,943	30.7%
GAMCO Investors, Inc.	1,047,095	(21)	1,047,095	5.2%
Ariel Capital Management, Inc.	2,525,433	(22)	2,525,433	12.6%
All executive officers and directors as a group (21 persons)	982,585	(23)	22,407,422	53.2%

*	Represents less than 1%.
(1)	All addresses are c/o The McClatchy Company, 2100 Q Street, Sacramento, CA 95816, except as follows: (i) Private Capital Management, Inc., 3003 Tamiami Trail N., Naples, FL 33940; (ii) GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580; and (iii) Ariel Capital Management, 200 East Randolph Drive, Suite 2900, Chicago, IL 60601.
(2)	Includes 7,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(3)	Includes 4,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(4)	Includes 301,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(5)	Includes 13,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(6)	Includes 8,875 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(7)	Includes 11,375 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(8)	Includes 70,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(9)	Includes 67,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(10)	Includes 55,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(11)	Includes 33,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(12)	Includes 33,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(13)	Includes 17,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(14)	Includes 13,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(15)	Includes 13,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(16)	Includes 15,125 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(17)	Includes 3,875 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(18)	Includes 3,875 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(19)	Includes 2,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(20)	Based on a Schedule 13G/A filed February 13, 2004. Also includes shares beneficially owned by Bruce S. Sherman and Gregg J. Powers.
(21)	Based on a Schedule 13D/A filed on February 13, 2003. Includes beneficial ownership of entities affiliated with GAMCO Investors, Inc.
(22)	Based on a Schedule 13G/A filed on February 13, 2004.
(23)	Includes those shares subject to options indicated in notes (2) through (19) above and 28,500 shares subject to stock options not otherwise included in notes (2) through (19) above, which are currently exercisable or exercisable within 60 days.

Class B Common Stock

The following table shows information about the beneficial ownership of shares of Class B Common Stock as of March 22, 2004 by each director and nominee for director; McClatchy’s chief executive officer; each of McClatchy’s five most highly compensated executive officers other than the chief executive officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class B Common Stock.

Directors and Nominees for Director; Named Executive Officers; Directors and Executive Officers as a Group; Beneficial Owners of More than 5% of Total Shares of Class Outstanding(1)	Number of Shares of Class B Common Stock Beneficially Owned		Percent of Class
James B. McClatchy	14,911,499	(2)	56.6%
William K. Coblentz	13,119,995	(3)	49.8%
William Ellery McClatchy	12,949,527	(4)	49.2%
Gary B. Pruitt	12,500,000	(5)	47.5%
Molly Maloney Evangelisti	5,462,500	(6)	20.7%
Brown McClatchy Maloney	5,184,400	(7)	19.7%
Kevin S. McClatchy	907,495		3.4%
All executive officers and directors as a group (21 persons)	21,451,962	(8)	81.4%

(1)	All addresses: c/o The McClatchy Company, 2100 Q Street, Sacramento, California 95816.
(2)	Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. James B. McClatchy disclaims beneficial ownership of all but 3,125,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased. James B. McClatchy disclaims beneficial ownership of these shares.
(3)	Includes: (i) 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy,

William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts; (ii) 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased; and (iii) 170,468 shares of Class B Common Stock with regard to which William K. Coblentz acts as a co-trustee under one trust agreement with voting and investment control shared with other trustees. William K. Coblentz disclaims beneficial ownership of these shares.

(4)	Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. William Ellery McClatchy disclaims beneficial ownership of all but 3,125,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of certain trusts established under the will of Charles K. McClatchy, deceased. William Ellery McClatchy disclaims beneficial ownership of these shares.
(5)	These shares are held under four separate trusts each with 3,125,000 shares of Class B Common Stock and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. Gary B. Pruitt disclaims beneficial ownership of these shares.
(6)	Includes 1,650,000 shares of Class B Common Stock held in trust over which Molly Maloney Evangelisti and Brown McClatchy Maloney share joint voting and investment control as co-trustees. Molly Maloney Evangelisti is a beneficiary under this trust.
(7)	Includes 1,650,000 shares of Class B Common Stock held in a trust over which Brown McClatchy Maloney and Molly Maloney Evangelisti share joint voting and investment control as co-trustees. Brown McClatchy Maloney is a beneficiary under this trust. Also includes 144,440 shares of Class B Common Stock held in four trusts for the benefit of each of his four children, each containing 36,110 shares. Brown McClatchy Maloney has sole voting and investment control with respect to these trusts. Brown McClatchy Maloney disclaims beneficial ownership of these shares.
(8)	Includes those shares of Class B Common Stock indicated in notes (2) through (6) above.

Agreement Among Class B Shareholders

The holders of shares of Class B Common Stock are parties to an agreement, the intent of which is to preserve control of the company by the McClatchy family. Under the terms of the agreement, the Class B shareholders have agreed to restrict the transfer of any shares of Class B Common Stock to one or more “Permitted Transferees,” subject to certain exceptions. A “Permitted Transferee” is any current holder of shares of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy (1858 to 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more lineal descendants of Charles K. McClatchy.

In the event that a Class B shareholder attempts to transfer any shares of Class B Common Stock in violation of the agreement, or upon the happening of certain other events enumerated in the agreement as “Option Events,” each of the remaining Class B shareholders has an option to purchase a percentage of the total number of shares of Class B Common Stock proposed to be transferred equal to such remaining Class B shareholder’s ownership percentage of the total number of outstanding shares of Class B Common Stock. If all the shares proposed to be transferred are not purchased by the remaining Class B shareholders, McClatchy has the option of purchasing the remaining shares. In general, any shares not purchased under this procedure will be converted into shares of Class A Common Stock and then transferred freely (unless, following conversion, the outstanding shares of Class B Common Stock would constitute less than 25% of the total number of all outstanding shares of common stock of McClatchy). The agreement can be terminated by the vote of the holders of 80% of the outstanding shares of Class B Common Stock who are subject to the agreement. The agreement will terminate on September 17, 2047, unless terminated earlier in accordance with its terms.

COMPENSATION

Director Compensation

McClatchy currently pays its non-employee directors an annual retainer of $35,000 per year plus $1,500 per day for in-person attendance at meetings of the Board of Directors and $1,000 for attendance at committee meetings. Attendance at board meetings by teleconference is compensated at one-half the rate for in-person attendance. Committee chairpersons, other than the chair of the Audit Committee, receive an additional $5,000 per year for their services. The Audit Committee chairperson receives an additional $10,000 per year for his or her services. Compensation for attendance at meetings is subject to a limitation of two meetings in any one day, whether by teleconference or in-person attendance. McClatchy also reimburses non-employee directors for expenses incurred by them in connection with the business and affairs of McClatchy.

Each non-employee director receives an annual grant of an option to purchase up to 3,000 shares of Class A Common Stock under the Amended and Restated 2001 Director Option Plan. The options are granted at fair market value, have a ten-year term and vest in four equal annual installments beginning March 1 following the date of grant.

Executive Compensation

The following tables set forth the annual compensation paid or accrued by McClatchy to or on behalf of the chief executive officer and McClatchy’s five most highly compensated executive officers other than the chief executive officer for the fiscal years ended December 30, 2001, December 29, 2002, and December 28, 2003, respectively.

Summary Compensation Table

Long-Term Compensation
					Awards		Payouts	All Other Compensation($)(2)
		Annual Compensation			Securities Underlying Options(#)		L-TIP Payouts(1)
Name and Principal Position	Year	Salary($)		Bonus($)
Pruitt, Gary B. Chairman, President and Chief Executive Officer	2003 2002 2001	$900,000 850,000 825,000		$825,000 750,000 300,000	100,000 100,000 100,000		$88,790 0 238,280	$13,268 11,243 10,228

Weil, Robert Vice President, Operations	2003 2002 2001	$460,000 430,000 415,000		$230,000 260,000 103,510	32,000 32,000 32,000		$32,784 0 107,676	$10,990 9,705 8,852

Whittaker, Frank R. J. Vice President, Operations	2003 2002 2001	$460,000 430,000 415,000		$260,000 275,000 134,563	32,000 32,000 32,000		$32,784 0 107,676	$11,085 9,829 8,985

Talamantes, Patrick Vice President, Finance, and Chief Financial Officer	2003 2002 2001	$370,000 340,000 42,360	(3)	$175,000 169,712 100,000	26,000 24,000 44,000	(4)	$0 0 N/A	$8,801 8,009 484

Morgan-Prager, Karole Vice President, General Counsel and Secretary	2003 2002 2001	$300,000 280,000 270,000		$125,000 122,000 102,308	16,000 16,000 16,000		$17,758 0 59,820	$8,724 7,962 7,367

Weaver, Howard Vice President, News	2003 2002 2001	$300,000 280,000 238,303	(5)	$125,000 125,000 84,324	16,000 16,000 16,000		$6,830 0 29,910	$9,845 8,706 7,856

(1)	In January 1998 McClatchy adopted its Long-Term Incentive Plan. Awards under the L-TIP consist of Incentive Units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy’s pre-tax earnings increase over a three-year period. The L-TIP payouts in 2003 were based on results for the performance period beginning December 27, 1999, and ending on December 29, 2002.
(2)	The sum includes (i) contributions by McClatchy to McClatchy’s 401(k) Plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (included under Salary) made by each officer to such plan, and (ii) premium payments to continue life insurance coverage under the Group Executive Life Insurance Plan at a level not otherwise available under McClatchy’s standard life insurance coverage. The amount of the contribution to McClatchy’s 401(k) Plan for each named executive officer for 2003 was $8,000.
(3)	Mr. Talamantes joined McClatchy as Vice President, Finance, and Chief Financial Officer on April 2, 2001.
(4)	Mr. Talamantes was granted an option on April 2, 2001, the date he joined McClatchy, to purchase up to 20,000 shares of Class A Common Stock, and an option on December 12, 2001, to purchase up to 24,000 shares of Class A Common Stock.
(5)	Mr. Weaver was named Vice President, News, on April 16, 2001.

Stock Option Awards

The following table contains information concerning stock option awards to the chief executive officer and the five most highly compensated executive officers other than the chief executive officer during the fiscal year ended December 28, 2003. Annual stock option grants consist of stock options to purchase shares of Class A Common Stock granted based upon assessment by the Compensation Committee of the individual’s past performance, level of responsibility and accountability, anticipated future contributions and long-term value to McClatchy. Stock options are granted at fair market value, have a ten-year term and vest in four equal annual installments beginning on March 1 following the year for which the award was made.

Option Grants in Last Fiscal Year

Name	Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(1)
Pruitt, Gary B.	100,000	17.78%	$67.31	12/16/13	$1,306,628
Weil, Robert J.	32,000	5.69%	67.31	12/16/13	418,121
Whittaker, Frank R. J.	32,000	5.69%	67.31	12/16/13	418,121
Talamantes, Patrick J.	26,000	4.62%	67.31	12/16/13	339,723
Morgan-Prager, Karole	16,000	2.84%	67.31	12/16/13	209,060
Weaver, Howard	16,000	2.84%	67.31	12/16/13	209,060

(1)	Options vest in increments of 25% over four years. The Grant Date Present Values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the SEC for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables, as described below, and is not intended to estimate, and has no direct correlation to, the amount that an individual will actually realize upon exercise of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price over the exercise price on the date of exercise. The values listed above were based on the following weighted average assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the daily closing prices during fiscal 2003, ending with December 26, 2003, the last trading day of the fiscal year) of 0.1599; risk-free rate of return for such period of 3.07%; dividend yield for such period of 0.65%; and expected life of options granted of 5.23 years.

Stock Option Exercises and Holdings

The following table shows the number of shares of Class A Common Stock represented by outstanding stock options held by the chief executive officer and the five most highly compensated executive officers other than the chief executive officer as of December 28, 2003, and the value of such options based on the closing sales price of McClatchy’s Class A Common Stock on December 26, 2003, which was $67.99.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Shares Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
Pruitt, Gary B.	0	$0	216,250/328,750	$6,953,494/$4,282,056
Weil, Robert J.	12,000	314,611	47,500/107,000	1,330,623/1,419,965
Whittaker, Frank R. J.	40,000	1,365,988	39,000/107,000	1,032,145/1,419,965
Talamantes, Patrick J.	0	0	16,000/78,000	413,060/953,820
Morgan-Prager, Karole	0	0	41,000/53,000	1,321,670/696,175
Weaver, Howard	0	0	21,000/51,000	630,143/634,845

Long-Term Incentive Awards

The following table shows awards made to the chief executive officer and the five most highly compensated executive officers other than the chief executive officer during the last fiscal year.

Long-Term Incentive Plans—Awards in Last Fiscal Year

Name	Number of Units (#)	Performance Period until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold ($)	Target ($)(1)	Maximum ($)
Pruitt, Gary B.	15,000	12/29/03-12/31/06	$0	$95,090	$1,000,000
Weil, Robert J.	4,000	12/29/03-12/31/06	0	25,357	1,000,000
Whittaker, Frank R. J.	4,000	12/29/03-12/31/06	0	35,357	1,000,000
Talamantes, Patrick J.	3,000	12/29/03-12/31/06	0	19,018	1,000,000
Morgan-Prager, Karole	2,200	12/29/03-12/31/06	0	13,947	1,000,000
Weaver, Howard	2,200	12/29/03-12/31/06	0	13,947	1,000,000

(1)	L-TIP payouts with respect to any award year will be based on increases in McClatchy’s pre-tax earnings over a three-year performance period, and paid at the rate of $1 per unit multiplied by the number of percentage points of increase in pre-tax earnings (subject to a maximum payout per award per individual of $1,000,000). Securities and Exchange Commission rules require McClatchy to show, in the “Target” column, payouts for the fiscal 2004 awards (made in late fiscal 2003) that would have been made based on fiscal year 2003 performance, as an illustration of the payments that might be made under the L-TIP in the future. Therefore, the amounts shown for the fiscal 2004 awards reflect the increase in pre-tax earnings in fiscal 2003 over fiscal 2002 (excluding the gain or loss on sales of assets). However, please note that no financial results for any portion of the performance period for the fiscal 2004 awards have actually been published. As a result, the actual value of these L-TIP awards upon payout may differ significantly from the numbers set forth above.

Pension Plans

The following table shows the estimated annual pension benefits payable to the executive officers named below under McClatchy’s qualified defined benefit pension plan and nonqualified supplemental pension plan, based on the amount of remuneration covered under the terms of the plans and the number of years of the executive officer’s service with McClatchy, assuming retirement at age 65. McClatchy’s nonqualified supplemental pension plan enables McClatchy to provide participants with additional benefits without disqualifying the tax-deductibility to McClatchy of benefits payable under McClatchy qualified defined benefit pension plan.

Pension Plan Table

	Years of Service
Remuneration	5	10	15	20	25	30	35 and Above
$ 200,000	$15,000	$30,000	$45,000	$60,000	$75,000	$90,000	$105,000
400,000	30,000	60,000	90,000	120,000	150,000	180,000	210,000
600,000	45,000	90,000	135,000	180,000	225,000	270,000	315,000
800,000	60,000	120,000	180,000	240,000	300,000	360,000	420,000
1,000,000	75,000	150,000	225,000	300,000	375,000	450,000	525,000
1,200,000	90,000	180,000	270,000	360,000	450,000	540,000	630,000
1,400,000	105,000	210,000	315,000	420,000	525,000	630,000	735,000
1,600,000	120,000	240,000	360,000	480,000	600,000	720,000	840,000
1,800,000	135,000	270,000	405,000	540,000	675,000	810,000	945,000
2,000,000	150,000	300,000	450,000	600,000	750,000	900,000	1,050,000

Benefits under the qualified defined pension plan are computed using basic compensation exclusive of overtime and other compensation. Benefits under the supplemental plan are calculated using basic salary plus any annual cash bonus awarded. The benefits shown in the foregoing table are not subject to any deduction for social security or other offset amounts. For single persons, benefits are computed as straight-life annuity amounts. Married persons may choose between straight-life or joint-and-survivor annuity amounts. Covered compensation for the chief executive officer and the five most highly compensated executive officers other than the chief executive officer would consist of the salary and bonus set forth in the Summary Compensation Table above. As of the end of the last fiscal year, the amount of covered compensation for each of the chief executive officer and the five most highly compensated executive officers other than the chief executive officer was, respectively: Gary B. Pruitt, $1,650,000; Frank R. J. Whittaker, $735,000; Robert J. Weil, $720,000; Patrick J. Talamantes, $539,712; Howard Weaver, $425,000; and Karole Morgan-Prager, $422,000. If each of the chief executive officer and the five most highly compensated executive officers other than the chief executive officer were to remain employees of McClatchy until the age of 65, the years of credited service for each would be, respectively: Gary B. Pruitt, 37.25; Robert J. Weil, 20.42; Frank R. J. Whittaker, 29.42; Patrick J. Talamantes, 28.42; Howard Weaver, 32.41; and Karole Morgan-Prager, 31.42.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes McClatchy’s equity plan information as of December 28, 2003. This table does not include shares that may be issued pursuant to the proposed Incentive Plan that shareholders are being asked to approve (see page 9, “Approval of McClatchy’s 2004 Stock Incentive Plan”) since no awards have been made under such plan.

Equity Compensation Plan Information

	Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($/Share)	Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (#)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders
Amended and Restated 1990 Directors’ Stock Option Plan	68,750	$30.19	—
Amended and Restated 1994 Stock Option Plan	1,977,925	51.28	518,527	(1)
2001 Director Option Plan	98,500	54.18	401,500
Amended Employee Stock Purchase Plan	1,274,383	—	600,617
Equity compensation plans not approved by shareholders
1997 Stock Option Plan	440,875	$45.73	30,573

Total	3,860,433	$49.88	1,551,217

(1)	The Amended and Restated 1994 Stock Option Plan expired by its terms in January 2004.

1997 Stock Option Plan

The Board of Directors originally adopted the McClatchy Company 1997 Stock Option Plan (the “1997 Plan”) effective as of December 10, 1997. The 1997 Plan was amended and restated as of February 1, 2001. McClatchy shareholders have not approved the 1997 Plan. The 1997 Plan provides for the granting of nonqualified stock options.

A total of 750,000 shares of the Company’s Class A Common Stock (the “Shares”) were reserved under the 1997 Plan and 30,573 Shares remain for future issuance. The number of Shares available for future issuance, the number of Shares covered by outstanding stock options and the exercise price under outstanding stock options are subject to adjustment for any future stock splits, stock dividends, non-stock dividends having a material effect on the value of the Shares, Share combinations, recapitalizations, or similar changes as described in the 1997 Plan.

Stock options may be granted under the 1997 Plan to active employees of McClatchy or any subsidiary. A committee appointed by the Board of Directors (the “Committee”) selects employees who will receive options and determines the terms and conditions of the stock options. The exercise price of stock options may be less than the fair market value as of the date of grant. As of the date of this proxy statement, no options have been granted at less than the fair market value as of the date of grant. Options generally vest in installments over an employee’s period of service with McClatchy or any subsidiary. All unexpired stock options granted under the 1997 Plan on or after January 12, 2001, become fully vested upon a change in control, as such term is defined in the 1997 Plan. The maximum term of a stock option granted under the 1997 Plan is ten years.

Stock options are generally nontransferable other than by will or by the laws of descent and distribution. The exercise price of stock options must be paid in full at the time of exercise. The Committee may permit payment through the tender of Shares already owned by the participant or consideration received under a “cashless exercise” program.

Employment Agreements and Change-in-Control Arrangements

Employment Agreements

McClatchy has entered into an employment agreement, dated June 1, 1996, and amended and restated on October 20, 2003, with its chief executive officer, Gary Pruitt. The agreement expires on June 1, 2006, or a later date to which the term of the agreement is extended under the terms of the agreement. Under the terms of the agreement, on June 1 of each year, the term of the agreement automatically extends for one year (so that effective on each June 1, the remaining term of employment is a full three-year period). The Board of Directors can elect to terminate the automatic extension feature of the agreement; however, that election would apply only to term extensions that would become effective more than 60 days after notice.

If, during the term of the agreement, Mr. Pruitt’s employment is involuntarily terminated for any reason other than “cause,” “mental incompetence” or “disability,” or if he resigns for “good reason” (as these terms are defined in the agreement), he would be entitled to a supplemental severance payment for the balance of the term of the agreement then in effect, equal to 300% of his base salary, at the rate then in effect, plus the average of the annual bonuses paid to Mr. Pruitt for the three completed fiscal years prior to termination. The severance payment can be made in a lump sum or, at Mr. Pruitt’s election (subject to the approval of the Board of Directors), in five equal annual installments. In addition, if a severance payment is made, Mr. Pruitt’s group insurance coverage would be continued until the third anniversary of the effective date of the termination of employment or until he and his dependents become eligible for comparable coverage as a result of his re-employment, whichever is earlier.

If, during the term of the agreement, Mr. Pruitt’s employment is terminated because of disability, he would be entitled to a supplemental disability benefit in an amount equal to 60% of his base salary at the rate then in effect, reduced by all other disability benefits that are payable to him under McClatchy’s group insurance plan and all federal or state insurance programs. The supplemental disability benefit would be payable until the third anniversary of the effective date of the termination of employment or until disability benefits under McClatchy’s group insurance plan are discontinued, whichever is earlier. In addition, Mr. Pruitt’s group insurance benefits would be continued as long as any disability benefit is payable. In addition, under the agreement, Mr. Pruitt is entitled to receive a supplemental pension benefit (SERP) upon his retirement. For purposes of the SERP benefit calculation, Mr. Pruitt’s normal retirement age is 60 years old.

Change-in-Control Arrangements

Under the 1994 Plan and the 1997 Plan, with respect to any unexpired option that is granted on or after February 1, 2001 (including options granted to the named executive officers on or after such date) and, notwithstanding any contrary provision of the 1994 Plan, the 1997 Plan or any stock option agreement, upon a change of control (as defined in the 1994 Plan or the 1997 Plan), the optionee is entitled to immediate 100% vesting of such option.

Under the terms of Mr. Pruitt’s employment agreement, in the event it is determined that any payment or distribution to or for the benefit of Mr. Pruitt (including the right to exercise or vesting of options, restricted stock or other equity compensation) made by McClatchy, its affiliates or any person who acquires ownership or effective control of a substantial portion of McClatchy or its assets (within the meaning of section 280G of the Internal Revenue Code of 1986, or the Code) would be subject to the excise tax imposed by section 4999 (the “Excise Tax”) of the Code then such payments or distributions made to Mr. Pruitt will be reduced to $1 less than the value at which such payments or distributions would be subject to the Excise Tax. Mr. Pruitt will have the right to designate the rights, payments or benefits that will be reduced or eliminated so as to avoid having the payment or benefit deemed subject to Excise Tax.

Compensation Committee Interlocks and Insider Participation

During fiscal 2003, William K. Coblentz served as the chairperson and Molly Maloney Evangelisti, Larry Jinks, S. Donley Ritchey and Maggie Wilderotter served as members of the Compensation Committee. None of these individuals was an officer or employee of McClatchy at any time during fiscal 2003, and none of these individuals has ever been an officer of McClatchy. No executive officer of McClatchy has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of Board of Directors or Compensation Committee of McClatchy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 23, 2002, Olympic Cascade Publishing (“OCP”), a subsidiary of McClatchy, entered into an agreement with Olympic View Publishing (“OVP”) pursuant to which OCP agreed to print OVP’s newspapers, including The Sequim Gazette. OVP is wholly-owned by Brown McClatchy Maloney, a greater than 5% shareholder of McClatchy. The agreement between OCP and OVP was terminated in April 2003. OVP paid OCP $105,150 during 2003.

REPORT OF THE COMPENSATION COMMITTEE

This report is provided by the Compensation Committee to assist shareholders in understanding the Committee’s objectives and procedures in establishing the compensation of McClatchy’s executive officers.

The Compensation Committee, which consists entirely of directors who are not employees of McClatchy, is responsible for establishing and administering McClatchy’s executive compensation program. The program focuses on both short-term and long-term performance and utilizes a combination of cash and equity incentives. It is designed to reward and create incentives for excellence in individual achievement as well as company performance. All members of the Committee qualify as “outside directors” under Section 162(m) of the Code, and are “independent” as defined by the NYSE’s current listing standards.

The principal elements of McClatchy’s executive compensation program are:

•	annual base salary;

•	annual cash bonus (including the bonus paid to the chief executive officer under the Chief Executive Officer Bonus Plan) based on an assessment of success in meeting performance objectives on an individual, unit and/or company-wide basis;

•	cash compensation under the Long-Term Incentive Plan, based upon growth in pre-tax earnings over a three-year period of time; and

•	stock option awards under McClatchy’s stock option plans, which provide equity compensation, the value of which will ultimately be determined by growth over time in the market price for shares of McClatchy’s Class A Common Stock.

In the event the shareholders approve the 2004 Stock Incentive Plan, as proposed (see page 9, “Approval of McClatchy’s 2004 Stock Incentive Plan”), then awards under this plan, which may include stock options, restricted stock grants, unrestricted stock grants, stock appreciation rights and restricted stock units, will become an element of McClatchy’s executive compensation program.

In carrying out its duties, the Committee sets the salary and annual cash bonus of the chief executive officer and, after review and consideration of the recommendations of the chief executive officer, approves the annual cash compensation of the other executive officers. The Committee also administers McClatchy’s employee stock incentive plans and the Long-Term Incentive Plan, and in so doing, designates all persons who will receive awards and sets the amount, form and other conditions of the awards.

In evaluating McClatchy’s performance, the Committee considers results achieved in revenue, earnings and cash flow, growth in circulation, product excellence and market acceptance, sound strategic planning, development of new products and services, management development, achievement of diversity goals in hiring practices, community involvement and good corporate citizenship. In evaluating the individual performance of key executives, the Committee also reviews leadership and individual achievement.

The Committee believes McClatchy’s compensation program is vital to the achievement of McClatchy’s objectives, in that it is designed to:

•	enable McClatchy to attract and retain key executives essential to its long-term success;

•	motivate and reward senior executives for development and achievement of sound strategic business objectives; and

•	provide opportunity to selected executives to acquire an interest in the success of McClatchy through stock ownership under its stock option plans.

The Committee views other companies in the media industry (including the 12 publicly traded companies included as the Peer Group in the Five-Year Performance Graph set forth on page 34 of this proxy statement) as McClatchy’s competition when determining competitive compensation practices.

In order to maximize the tax deductibility of option awards upon exercise under Section 162(m) of the Code, McClatchy submitted its 1994 Stock Option Plan for approval of the shareholders in 1994, which Plan was approved. The Amended and Restated 1994 Stock Option Plan, which added an additional 1,000,000 shares to the Plan, was approved by the shareholders in 1998. McClatchy adopted a second Amended and Restated 1994 Stock Option Plan, or 1994 Plan, adding an additional 1,500,000 shares, which was approved by the shareholders in 2001. The 1994 Plan expired in January 2004. As a result of the expiration of the 1994 Plan, McClatchy is asking the shareholders to approve the 2004 Stock Incentive Plan, or Incentive Plan, which appears as Appendix A to this proxy statement. The terms of the Incentive Plan are described more fully beginning on page 9, “Approval of McClatchy’s 2004 Stock Incentive Plan.” Also, effective January 1, 1998, McClatchy adopted the Long-Term Incentive Plan, which was approved by the shareholders at the 1998 Annual Meeting of Shareholders and qualifies under Section 162(m) of the Code. Finally, effective in January 2003, McClatchy adopted the Amended and Restated CEO Bonus Plan that was approved by the shareholders at the 2003 Annual Meeting of Shareholders and also qualifies under 162(m) of the Code. McClatchy may also determine to pay compensation to the executive officers, including the chief executive officer, which may not be deductible under Section 162(m) of the Code. Section 162(m) of the Code limits the deduction available to McClatchy for compensation paid to the chief executive officer and the five most highly compensated executive officers other than the chief executive officer to the extent the compensation paid to any such person exceeds $1,000,000, unless such compensation was based on performance goals determined by a compensation committee consisting solely of two or more non-employee directors and the performance goals are approved by the shareholders prior to payment.

Compensation of Executive Officers, 2003

McClatchy’s existing executive compensation program consists of three basic elements: base pay, short-term incentives and long-term incentives. In late fiscal 2002, the Committee set salary and incentive levels of McClatchy’s executive officers for fiscal 2003. At that time the Committee reviewed compensation data provided by an outside consultant to obtain perspective on compensation levels at McClatchy compared to companies within the media industry, including those companies in the Peer Group.

Base Pay

In determining salaries, the Committee reviews publicly available information on compensation at other newspaper companies, including companies in the Peer Group, and data provided by an outside consultant, with particular emphasis on salary levels at companies of a size, or adjusted to a size, comparable to McClatchy. The Committee generally targets salary structures at the median pay levels of those companies. The Committee also considers internal pay equity factors, general economic conditions, McClatchy’s performance and individual responsibility, experience and job performance. No specific weight is assigned to any particular factor. The Committee believes the base salaries for McClatchy’s executive officers generally are at or below the median base salaries for other newspaper companies, including companies in the Peer Group.

Short-Term Incentives (Management by Objective Annual Bonus Plan)

The Committee’s goal is to establish short-term incentive opportunities that are meaningful in relation to each executive’s total compensation and the executive’s level of responsibility. In general, in evaluating performance, the higher the level of responsibility, the greater the proportion of the executive’s total compensation is at risk. The Management by Objective Annual Bonus Plan, or MBO Plan, is an annual cash incentive plan that links awards to performance results of the prior year. Awards for fiscal 2003 under the MBO Plan, which applies to each executive officer other than the chief executive officer, were based on full or partial achievement of pre-established performance goals relating to corporate results, business unit results and individual performance. Each performance objective is weighted to reflect its relative contribution to specific short-term and long-term financial, strategic and/or management practices goals applicable to the executive. To determine the bonus to which an executive is entitled, a certain number of points, targeted at 100, were awarded to each executive officer based upon his or her performance during the year. A certain percentage of total points possible, typically not exceeding 10%, is reserved for subjective evaluation. Points are applied as a percentage to an amount equal to a predetermined percent, varying from 40% to 60% (depending on the particular participant) of his or her base salary during the year. In addition, each Vice President, Operations has the opportunity to earn points in excess of 100, based on the operating cash flow performance of the newspaper and other operations they oversee, up to an additional 50 points.

Long-Term Incentives

Stock Option and Other Equity-Based Awards.    Non-qualified stock option awards are usually granted each year to selected management personnel, including all executive officers permitted by the terms of the employee stock option plans to participate. If the shareholders approve the Incentive Plan as proposed, the Committee will have the flexibility to grant other forms of equity-based awards, including restricted stock, restricted stock units and stock appreciation rights as the Committee deems appropriate in light of the Company’s goals and objectives. The Committee believes equity-based awards help align the financial interests of the executive officers with those of shareholders. In fixing these grants, the Committee, through subjective evaluation processes, determines the award for the chief executive officer and, as to the other participants, including the five most highly compensated executive officers other than the chief executive officer, considers the recommendation of the chief executive officer. Elements given weight by the Committee in considering the number of options, shares or units to be awarded are individual responsibility and accountability, anticipated contributions, and long-term value of the participant to McClatchy. The process employed by the Committee in determining individual awards under McClatchy’s employee stock incentive plans, including those of executive officers, relates primarily to levels of responsibility but also includes subjective factors not subject to predetermined specific criteria.

Long-Term Incentive Plan Awards.    In January 1998, McClatchy adopted its Long-Term Incentive Plan, or L-TIP. McClatchy shareholders approved the L-TIP at the 1998 Annual Meeting of Shareholders. Awards for fiscal 2003 under McClatchy’s L-TIP were made in late fiscal 2002. These awards are comprised of incentive units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy’s pre-tax earnings (without giving effect to any gain or loss on the sale of assets) increase over a three-year performance period. The performance period for the 2003 L-TIP awards began on December 30, 2002, and will end on December 25, 2005.

The Committee selects executives as participants in the L-TIP and determines the number of incentive units awarded. In determining awards, the Committee, through a subjective evaluation process, sets the number of incentive units awarded to the chief executive officer and, as to the other participants, including the five most highly compensated executive officers other than the chief executive officer, considers the recommendation of the chief executive officer. The Committee believes L-TIP awards contribute to keeping participating executives sharply focused upon maintenance of strong shareholder value even in challenging economic environments. The selection of participants and determination of award units relate primarily to levels of responsibility, but also include subjective factors not subject to specific criteria.

Compensation of the Chief Executive Officer, 2003

Base Pay

Mr. Pruitt’s 2003 base pay was considered in late 2002 and, at that time, was set at $900,000. In setting Mr. Pruitt’s 2003 salary, the Committee considered his performance as chief executive officer, McClatchy’s financial performance, as well as compensation of the chief executive officers of the other newspaper companies in the Peer Group.

Short-Term Incentives

CEO Bonus Plan.    Under the CEO Bonus Plan, the Committee determines the chief executive officer’s bonus payment based on a formula established in advance by the Committee. In January 2003, the Committee determined the formula for Mr. Pruitt’s 2003 bonus. Under this formula, Mr. Pruitt’s 2003 bonus opportunity was based on a calculation of .005 times McClatchy’s operating cash flow (operating income plus depreciation and amortization) for the fiscal year, with a target payout of 75% of Mr. Pruitt’s annual base pay. In January 2004, the Committee reviewed Mr. Pruitt’s performance as CEO, and noted that McClatchy achieved record earnings from continuing operations of $144 million, or $3.10 per share. In addition, McClatchy achieved revenues of $1.1 billion, up 2.8% from fiscal 2002. As with fiscal 2002, McClatchy’s revenue growth in fiscal 2003 was one of the best performances among companies in the Peer Group. In addition, under Mr. Pruitt’s leadership, McClatchy maintained its industry-leading circulation record, posting a 19th consecutive year of daily circulation growth. Ultimately, in recognition of Mr. Pruitt’s strong leadership and taking the above factors into account, the Committee awarded Mr. Pruitt a cash bonus of $825,000.

Long-Term Incentives.    Generally, the Committee grants to the chief executive officer long-term incentive awards for the following year at the end of each year. The chief executive officer’s 2004 award, made in late

2003, consisted of non-qualified stock options to purchase an aggregate of up to 100,000 shares of McClatchy Class A Common Stock and 15,000 incentive units under the L-TIP. Based on McClatchy’s performance and data provided by an outside consultant, the Committee believes these awards are reasonable and well within competitive practice for Mr. Pruitt’s level of responsibilities.

In setting salary and bonus levels for Mr. Pruitt and in fixing the number of stock option and incentive unit awards granted to Mr. Pruitt under McClatchy’s employee stock option plans and the L-TIP, respectively, the Committee does not assign relative weight to the indicated factors. The process is primarily subjective in nature. Each Committee member may well accord a different weight to the various factors considered.

Respectfully submitted by the members of the Compensation Committee of McClatchy.

WILLIAM K. COBLENTZ, Chairman

MOLLY MALONEY EVANGELISTI

LARRY JINKS

S. DONLEY RITCHEY

MAGGIE WILDEROTTER

REPORT OF THE AUDIT COMMITTEE

S. Donley Ritchey serves as the chairperson and Leroy Barnes, Jr., Larry Jinks, Joan F. Lane, and Frederick R. Ruiz serve as members of the Audit Committee. Each of the chairperson and members of the Audit Committee is independent (as that term is defined under the NYSE’s current listing standards). The Board of Directors has adopted a written charter for the Audit Committee, which was most recently revised on March 24, 2004, a copy of which appears as Appendix B to this proxy statement. Among other things, the Audit Committee:

•	appoints and oversees the work of the independent auditors and reviews and recommends the discharge, if necessary, of the independent auditors;

•	pre-approves (or may subsequently approve where permitted under the rules of the Securities and Exchange Commission) engagements of the independent auditors to perform audit or non-audit services, including by establishing pre-approval policies and procedures;

•	reviews the independence of the independent auditors, including setting hiring policies for employees or former employees of the independent auditors;

•	discusses with McClatchy’s independent auditors the financial statements and audit findings, including discussions with management and McClatchy’s independent auditors regarding any significant changes in the audit plan and difficulties or disputes with management encountered during the audit;

•	reviews with management and the independent auditors McClatchy’s annual SEC filings;

•	reviews with the independent auditors and the director of internal auditing the adequacy of McClatchy’s internal accounting controls;

•	reviews with management and the director of internal auditing significant findings during the year and management’s response to those findings, any difficulties encountered in the course of the internal audits and any changes in the scope of the internal audit plan;

•	generally discusses earnings press releases as well as financial information and earnings guidance provided to analysts and ratings agencies;

•	establishes and reviews codes of conduct; and

•	establishes procedures for receiving, retaining and treating complaints and concerns with regard to accounting, internal accounting controls or auditing matters.

In this context, the Audit Committee hereby reports as follows:

•	it has reviewed and discussed the audited financial statements with management;

•	it has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•	it has discussed with the independent auditors the auditors’ independence; and

•	it has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in McClatchy’s Annual Report on Form 10-K for the year ended December 28, 2003.

Respectfully submitted by the members of the Audit Committee of McClatchy.

S. DONLEY RITCHEY, Chairman

LEROY BARNES, JR.

LARRY JINKS

JOAN LANE

FREDERICK R. RUIZ

FIVE-YEAR PERFORMANCE GRAPH

The Securities and Exchange Commission requires that McClatchy include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Shown below is a line graph comparing the percentage change in the cumulative total shareholder return on shares of McClatchy’s Class A Common Stock against the cumulative total return of the S&P Midcap 400 Index and a peer group comprising McClatchy and 12 other publicly-traded newspaper publishing companies for a period of five years ended December 28, 2003.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG THE MCCLATCHY COMPANY, THE S&P MIDCAP 400 INDEX,

AND A PEER GROUP

* $100 invested on 12/27/98 in stock or index—including reinvestment of dividends.

	Cumulative Total Return
	12/27/98	12/26/99	12/31/00	12/30/01	12/29/02	12/28/03
THE McCLATCHY COMPANY	100.00	136.17	135.36	150.68	182.06	221.12
S&P MIDCAP 400	100.00	114.72	134.81	133.99	114.54	155.34
PEER GROUP	100.00	122.77	109.50	114.74	125.15	149.77

The peer group index comprises the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) Belo Corp., (2) Dow Jones & Company, (3) E. W. Scripps Company, (4) Gannett Co., Inc., (5) Journal Register Co., (6) Knight Ridder, Inc., (7) Lee Enterprises, Inc., (8) The McClatchy Company, (9) Media General, Inc., (10) The New York Times Company, (11) Pulitzer Publishing Company, (12) Tribune Company and (13) Washington Post Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act) requires McClatchy’s directors, executive officers, and beneficial owners of more than 10% of McClatchy’s Class A Common Stock to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in ownership of equity securities of McClatchy. Such officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish McClatchy with all Section 16(a) forms that they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, based on our review of the forms that we received or written representations from reporting persons stating that they were not required to file these forms, during the fiscal year ended December 28, 2003, no director, executive officer, or beneficial owner of more than 10% of McClatchy’s Class A Common Stock failed to timely file the forms required by Section 16(a) of the Exchange Act, with the exception of Elizabeth Ballantine, who filed two Form 5’s on October 3, 2003, to report an acquisition of stock by distribution from a trust on September 14, 2000, a gift of stock on November 28, 2000, a gift of stock on February 13, 2002, and a sale of stock on May 7, 2002.

OTHER MATTERS

The Board of Directors does not know of any business to be presented at the annual meeting other than the matters set forth above, but if other matters properly come before the meeting, your proxy holders will vote on the matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at McClatchy’s 2005 Annual Meeting of Shareholders must be received at the Corporate Secretary’s office, 2100 Q Street, Sacramento, California 95816, no later than December 1, 2004, to be considered for inclusion in the proxy statement and form of proxy for that meeting. In addition, we will seek discretionary authority in our proxy for our 2005 Annual Meeting of Shareholders to vote on any matter that may be considered at the meeting as to which we do not have notice prior to February 14, 2005, with any notice after such date considered untimely.

By Order of the Board of Directors

Karole Morgan-Prager, Corporate Secretary

March 31, 2004

APPENDIX A

THE MCCLATCHY COMPANY

2004 STOCK INCENTIVE PLAN

THE McCLATCHY COMPANY 2004 STOCK INCENTIVE PLAN

THE MCCLATCHY COMPANY

2004 STOCK INCENTIVE PLAN

The McClatchy Company, a Delaware corporation (the “Company”), sets forth herein the terms of its 2004 Stock Incentive Plan (the “Plan”), as follows:

1.    PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, and employees to motivate such officers, directors, and employees to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.    DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1    “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2    “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 15) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3    “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit or Dividend Equivalent Rights under the Plan.

2.4    “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5    “Board” means the Board of Directors of the Company.

2.6    “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Designated Participant and the Company or an Affiliate.

2.7    “Change of Control” means the occurrence of any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any “person” or group of persons (other than any member of the McClatchy family or any entity or group controlled by one or more members of the McClatchy family) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board, or (v) the occurrence of a “Rule 13e-3 transaction” as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, or any similar successor rule.

2.8    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9    “Committee” means the Compensation Committee which has been designated by the Board to make decisions with regard to the Plan.

2.10    “Company” means The McClatchy Company, a Delaware corporation.

2.11    “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.12    “Designated Participant” means an employee, officer or director of the Company or an Affiliate.

2.13    “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14    “Dividend Equivalent” means a right, granted to a Grantee under Section 14 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15    “Effective Date” means May 19, 2004, the date the Plan was approved by the shareholders of the Company.

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17    “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.18    “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.19    “Grantee” means a person who receives or holds an Award under the Plan.

2.20    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21    “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.23    “Option Price” means the exercise price for each share of Stock subject to an Option.

2.24    “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.25    “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 15) over a performance period of up to ten (10) years.

2.26    “Plan” means this The McClatchy Company 2004 Stock Incentive Plan.

2.27    “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.28    “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.29    “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.30    “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.

2.31    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.32    “Service” means service qualifying the individual as a Designated Participant in the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to qualify as a Designated Participant in the Company or an Affiliate, or becomes a consultant or independent contractor providing material services to the Company. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.33    “Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

2.34    “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.

2.35    “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.36    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.37    “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.38    “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.39    “Unrestricted Stock” means an Award pursuant to Section 12 hereof.

3.    ADMINISTRATION OF THE PLAN

3.1    Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2    Committee.

The Board has delegated to the Committee the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i)    Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(ii)    The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Designated Participants who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Designated Participants, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so remains delegated to the Committee by the Board. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board, or to the Chief Executive Officer of the Company for actions or determinations regarding non-officer employees.

3.3    Terms of Awards.

For the duration of the Board’s delegation to the Committee under Section 3.2, the Committee shall have full and final authority to:

(i)    designate Grantees,

(ii)    determine the type or types of Awards to be made to a Grantee,

(iii)    determine the number of shares of Stock to be subject to an Award,

(iv)    establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)    prescribe the form of each Award Agreement evidencing an Award, and

(vi)    amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

As a condition to any subsequent Award, the Committee shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is made. The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

3.4    Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5    No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.    STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be three million (3,000,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the Option Price of any Option that is not an Incentive Stock Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option that is not an Incentive Stock Option, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the total number of shares of Stock issued net of shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan; provided, however, that this rule does not apply to Incentive Stock Options, as to which the total number of shares of stock issued shall be deemed delivered without any offset.

5.    DURATION AND AMENDMENTS

5.1    Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.2.

5.2    Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.    AWARD ELIGIBILITY AND LIMITATIONS

6.1    Designated Participants and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Designated Participant in the Company or in any Affiliate, including any Designated Participant who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, and (ii) any Outside Director.

6.2    Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3    Limitation on Shares of Stock Subject to Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act,

(i)    the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is three hundred thousand (300,000) per calendar year; and

(ii)    the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option, to any person eligible for an Award under Section 6 hereof is three hundred thousand (300,000) per calendar year

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof; however, during the term of the Plan no Designated Participant shall be awarded an amount in excess of the maximum number of shares set forth in this Section.

6.4    Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

6.5    Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Stock Units or Restricted Stock), or in which the Option Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an Option Price “discounted” by the amount of the cash compensation surrendered).

7.    AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.    TERMS AND CONDITIONS OF OPTIONS

8.1    Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option; provided, however, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2    Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock. No Option shall be exercisable in whole or in part prior to the Effective Date.

8.3    Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4    Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5    Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6    Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7    Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8    Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

9.    NON-TRANSFERABILITY OF OPTION

During the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

10.    STOCK APPRECIATION RIGHTS

The Board is authorized to grant Stock Appreciation Rights (“SARs”) to Grantees on the following terms and conditions:

10.1    Right to Payment.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a share of Stock on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding.

10.2    Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

11.    RESTRICTED STOCK AND STOCK UNITS

11.1    Grant and Purchase of Restricted Stock or Stock Units.

The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate, such that no monetary price is required actually to be paid for the Restricted Stock Award.

11.2    Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Sections 15.1 and 15.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

11.3    Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

11.4    Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The

Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

11.5    Rights of Holders of Stock Units.

11.5.1    Voting and Dividend Rights.

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as shareholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

11.5.2    Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

11.6    Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

11.7    Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

12.    UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan; provided, however, that the total number of shares of Unrestricted Stock granted under the Plan may not exceed 100,000 in the aggregate. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

13.    FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

13.1    General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

13.2    Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

13.3    Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option and any withholding taxes described in Section 18.3 may be made all or in part (a) by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company, or (b) by proceeds secured from a licensed securities broker acceptable to the Company even if secured by the shares underlying the Option.

13.4    Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

14.    DIVIDEND EQUIVALENT RIGHTS

14.1    Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of any other Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. Although granted as a component of another Award, a Dividend Equivalent Right may be subject to terms and conditions different from such other award.

14.2    Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

15.    PERFORMANCE AND ANNUAL INCENTIVE AWARDS

15.1    Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 15.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

15.2    Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2.

15.2.1    Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

15.2.2    Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) operating cash flow, (2) operating cash flow as a percentage of revenue, (3) revenue, (4) operating income, (5) operating income as a percentage of revenue, (6) pretax income, (7) pretax income as a percentage of net income, (8) net income as a percentage of revenue and/or circulation, (9) total shareholder return; (10) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (10) earnings per share; (11) pretax earnings per share; (12) return on equity; (13) return on capital; (14) return on investment; (15) working capital; and (16) ratio of debt to shareholders’ equity.

15.2.3    Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

15.2.4    Performance or Annual Incentive Award Pool.

The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

15.2.5    Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

15.3    Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

15.4    Status of Section 15.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

16.    REQUIREMENTS OF LAW

16.1    General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2    Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.    EFFECT OF CHANGES IN CAPITALIZATION

17.1    Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2    Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Change of Control.

Subject to Section 17.4 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change of Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the

Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3    Change of Control.

Subject to the exception set forth in the last sentence of Section 17.4:

(i)    upon the occurrence of a Change of Control, all outstanding Options and SARs hereunder and all outstanding shares of Restricted Stock and Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such Options and SARs, and shares of Restricted Stock and Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and

(ii)    either of the following two actions shall be taken:

(A)    The Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares. With respect to all outstanding Options, in addition to the action taken under the preceding sentence, the Board may further elect, in its sole discretion, to give Grantees scheduled to become vested in Options upon the Change of Control the opportunity to exercise the Options prior to the scheduled consummation of the Change of Control contingent on the occurrence of such Change of Control.

(B)    The Company may make provision in writing in connection with such Change of Control for the assumption and continuation of the Options, SARs, Restricted Stock and Stock Units theretofore granted, or for substitution of such Options, SARs, Restricted Stock and Stock Units for new common stock option and stock appreciation rights and new common stock restricted stock and stock units relating to the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustment as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

17.4    Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Change of Control upon Awards other than Options, SARs, Restricted Stock and Stock Units, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5    No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.    GENERAL PROVISIONS

18.1    Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2    Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3    Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4    Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5    Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6    Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7    Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8    Governing Law.

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

To record adoption of the Plan by the Board as of January 28, 2004, and approval of the Plan by the shareholders on May 19, 2004, the Company has caused its authorized officer to execute the Plan.

THE MCCLATCHY COMPANY

By:

Title:

APPENDIX B

AUDIT COMMITTEE

Created as a permanent committee of the Board of Directors by Board Resolution on June 22, 1988.

CHARTER

I.    Purpose

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities regarding (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s performance, qualifications and independence (d) the performance of the Company’s internal audit function and (e) the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. The Audit Committee shall also prepare the report that SEC rules require be included in the Company’s annual proxy statement.

In meeting its responsibilities, the Audit Committee is expected to:

1.    Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

2.    Review and appraise the audit efforts of the Company’s internal auditing department and independent accountants, who are ultimately accountable to the Audit Committee.

3.    Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

II.    Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board. All members of the Audit Committee shall be independent in accordance with the requirements applicable to members of audit committees of the New York Stock Exchange and the rules of the Securities and Exchange Commission, as in effect from time to time. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Audit Committee shall be provided with appropriate funding (as determined by the Audit Committee) by the Company and is authorized, as appropriate and as deemed necessary by the Committee, to retain and obtain advice and assistance from outside legal, accounting or other advisors.

III. Meetings

The Committee shall meet at least six times annually, or more frequently as legal requirements or other circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically with management, the director of internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

The Committee may designate one or more sub-committees, each sub-committee to consist of one or more of the members of the Committee. Any such sub-committee, to the extent provided in the resolution of the Committee shall have and may exercise all the powers and authority of the Committee, subject to applicable law and the requirements of the New York Stock Exchange.

IV.    Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

1.    Provide an open avenue of communication between the internal auditors, the independent accountants and the Board of Directors.

2.    Review and update this Charter periodically, as conditions dictate.

3.    Appoint and oversee the work of the independent accountants, approve the compensation of the independent accountants and review the independent accountants (including consideration of the merits of regular rotation of the audit firm used by the Company) and the lead partner of the independent accountants. In this regard, the independent auditors shall report directly to the Audit Committee and the Audit Committee shall have the sole authority to approve: (i) the hiring and firing of the independent accountants; (ii) all audit engagement fees and terms; and (iii) all non-audit engagements, to the extent permissible, with the independent accountants. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation of the independent accountants, compensation to any advisers employed by the Audit Committee and ordinary administrative expenses of the Audit Committee that are necessary or appropriate for carrying out its duties.

4.    Pre-approve (or subsequently approve where permitted under the rules of the Securities Exchange Commission) engagements of the independent auditors to render audit or non-audit services and/or establish pre-approval policies and procedures for such engagements provided that such policies and procedures are detailed as to the particular services rendered, the Audit Committee is informed of each such service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934 to management.

5.    Confirm and assure the independence of the internal auditor and the independent accountants.

6.    Set clear hiring policies with respect to employees or former employees of the independent accountants.

7.    Inquire of management, the director of internal auditing and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

8.    Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

9.    Review with the director of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10.    Consider and review with the independent accountants and the director of internal auditing:

(a)    The adequacy of the Company’s internal controls including information system controls and security.

(b)    Any related significant findings and recommendations of the independent accountants and internal auditing together with management’s responses to those findings and recommendations.

11.    At least annually, obtain and review a report by the independent accountants describing:

(a)    The independent accountants’ internal quality-control procedures.

(b)    Any material issues raised by the most recent internal quality-control review or peer review of the independent accountants and any steps taken to deal with any such issues.

(c)    Any investigation or significant inquiry by the Securities and Exchange Commission, other federal or state authority or professional board.

(d)    All relationships between the independent accountants and the Company.

(e)    Such other matters as may be required from time to time under New York Stock Exchange listing requirements.

12.    Review with management and the independent accountants at the completion of the annual examination:

(a)    The Company’s annual financial statements and related footnotes.

(b)    The independent accountants’ audit of the financial statements and report thereon.

(c)    Any significant changes required in the independent accountants’ audit plan.

(d)    Any difficulties or disputes with management encountered during the course of the audit and management’s response.

(e)    Any report or attestation of the independent accountants made in accordance with rules and regulations of the Securities and Exchange Commission and/or the Public Company Accounting Oversight Board with regard to the Company’s internal controls and procedures for financial reporting.

(f)    Other matters related to the conduct of the audit that are communicated to the Committee under generally accepted auditing standards.

13.    Consider and review with management and the director of internal auditing:

(a)    Significant findings during the year and management’s responses to those findings.

(b)    Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of their work or access to required information.

(c)    Any changes required in the planned scope of the internal audit plan.

(d)    The internal auditing department charter.

(e)    Internal auditing’s compliance with The International Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

14.    Review with management and the independent accountants annual SEC filings and other published documents containing the Company’s financial statements, including any discussion therein under Management’s Discussion and Analysis, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

15.    Require management and the independent accountants to review with the Chairman of the Committee, or, at the request of the Chairman, the Committee, the results of the independent accountants’ review of the Company’s quarterly financial statements prior to the public announcement of quarterly earnings and the filing of the Company’s Form 10-Q.

16.    Generally discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

17.    Provide a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934.

18.    Review policies and procedures with respect to the officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal audit department or the independent accountants.

19.    Review legal and regulatory matters that may have a material impact on the financial statements, Company compliance policies and programs and reports received from regulators.

20.    Establish, review and update periodically a Code of Conduct including a Code of Ethics for Senior Financial Officers and ensure that management has established an appropriate system of enforcement in connection therewith.

21.    Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.    Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

23.    Report regularly to the Board of Directors as the Committee may deem appropriate.

24.    Annually review and evaluate its own performance.

25.    Perform such other functions as assigned by law, the Company’s charter or bylaws or the Board of Directors.

THE McCLATCHY COMPANY

CLASS B COMMON STOCK PROXY CARD

Proxy Solicited by the Board of Directors for the

Annual Meeting of Shareholders to be held on May 19, 2004.

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class A Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 19, 2004, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class B nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s 2004 Stock Incentive Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

(Continued and to be dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal.					FOR	AGAINST	ABSTAIN

	Nominees:			2.	To approve McClatchy’s 2004 Stock Incentive Plan.	☐	☐	☐

01  William K. Coblentz

02  Molly Maloney Evangelisti

03  Larry Jinks

04  Joan F. Lane

05  James B. McClatchy

06  Kevin S. McClatchy

07  William Ellery McClatchy

08  Theodore Mitchell

09  Gary B. Pruitt

10  Frederick R. Ruiz

		FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed			FOR	AGAINST	ABSTAIN

		☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2004 fiscal year.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name below.	This proxy, when properly executed, will be voted
as directed by the undersigned shareholder. If you
do not provide voting directions, your shares will
be voted FOR each of the Class B nominees for
director proposed by the Board of Directors;
FOR approval of McClatchy’s 2004 Stock
Incentive Plan; and FOR ratification of the
appointment of Deloitte & Touche LLP as
McClatchy’s independent auditors. Whether or
not you provide voting directions, your proxy,
when properly executed, will be voted in the
discretion of the proxy holders upon such other
matters as may properly come before the
meeting and postponement or adjournment
				thereof.
.
				I PLAN TO ATTEND THE MEETING				☐

Please sign exactly as name appears on your stock
certificate. When shares are held by joint tenants,
both should sign. When signing as attorney, as
executor, administrator, trustee or guardian, please
give full title as such. If a corporation, please sign
in full corporate name by President or other
authorized officer. If a partnership, please sign in
				partnership name by authorized person.

				Dated: , 2004

				Signature
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.				Signature if held jointly

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/mni		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

THE McCLATCHY COMPANY

CLASS A COMMON STOCK PROXY CARD

Proxy Solicited by the Board of Directors for the

Annual Meeting of Shareholders to be held on May 19, 2004.

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class A Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 19, 2004, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s 2004 Stock Incentive Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

(Continued and to be dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal.					FOR	AGAINST	ABSTAIN
				2.	To approve McClatchy’s 2004 Stock Incentive Plan.	☐	☐	☐
	Nominees: 01 Elizabeth Ballantine 02 Leroy Barnes, Jr. 03 S. Donley Ritchey 04 Maggie Wilderotter	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed			FOR	AGAINST	ABSTAIN
		☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2004 fiscal year.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name below	This proxy, when properly executed, will be voted
as directed by the undersigned shareholder. If you
do not provide voting directions, your shares will
be voted FOR each of the Class A nominees for
director proposed by the Board of Directors;
FOR approval of McClatchy’s 2004 Stock
Incentive Plan; and FOR ratification of the
appointment of Deloitte & Touche LLP as
McClatchy’s independent auditors. Whether or
not you provide voting directions, your proxy,
when properly executed, will be voted in the
discretion of the proxy holders upon such other
matters as may properly come before the meeting
and postponement or adjournment thereof.
.
				I PLAN TO ATTEND THE MEETING				☐

Please sign exactly as name appears on your stock
certificate. When shares are held by joint tenants,
both should sign. When signing as attorney, as
executor, administrator, trustee or guardian, please
give full title as such. If a corporation, please sign in
full corporate name by President or other authorized
officer. If a partnership, please sign in partnership
name by authorized person.

Dated: , 2004

Signature
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.				Signature if held joint

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/mni		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.